EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS

Record Gross Margin and Gross Profit for the 4th Quarter
CHANDLER, AZ – February 5, 2026 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter and full year ended December 31, 2025. Highlights include:

•Consolidated net sales decreased 1% year to year, for the fourth quarter and decreased 5% for the full year
•Gross profit for the fourth quarter increased 9% year over year to $478.4 million and gross margin expanded 220 basis points to 23.4% for the fourth quarter
•Gross profit remained flat at $1.8 billion for the full year and gross margin expanded 110 basis points to 21.4% for the full year
•Consolidated net earnings increased 40% year over year to $52.0 million for the fourth quarter and decreased 37% year to year to $157.3 million for the full year
•Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) increased 11% year over year to $156.2 million for the fourth quarter and was relatively flat at $542.6 million for the full year
•Diluted earnings per share of $1.67 increased 69% year over year for the fourth quarter and diluted earnings per share of $4.86 decreased 26% for the full year
•Adjusted diluted earnings per share of $2.96 increased 11% year over year for the fourth quarter and increased 2% to $9.87 for the full year
•Cash flows provided by operating activities were $153.8 million for the fourth quarter and $303.8 million for the full year
In the fourth quarter of 2025, net sales decreased 1%, year to year, to $2.0 billion, and gross profit increased 9%, year over year, to $478.4 million. Gross margin expanded 220 basis points compared to the fourth quarter of 2024 to 23.4%. Selling and administrative expenses increased 1%, year to year, while Adjusted selling and administrative expenses increased 7%, year to year. Earnings from operations of $95.2 million, or 4.6% of net sales, increased 47% compared to $64.7 million in the fourth quarter of 2024. Adjusted earnings from operations of $146.2 million, or 7.1% of net sales, increased 13% year over year compared to $129.4 million in the fourth quarter of 2024. Consolidated net earnings were $52.0 million, or 2.5% of net sales, in the fourth quarter of 2025, up 40% compared to the fourth quarter of 2024. Adjusted consolidated net earnings were $91.9 million, or 4.5% of net sales, up 1% compared to the fourth quarter of 2024. Diluted earnings per share for the quarter was $1.67, up 69% year over year, and Adjusted diluted earnings per share was $2.96, up 11% year over year.
For the full year 2025, net sales decreased 5%, year to year, to $8.2 billion, while gross profit was relatively flat, year to year, at $1.8 billion. Gross margin expanded 110 basis points from the prior year to 21.4%. Selling and administrative expenses increased 3%, year to year, while Adjusted selling and administrative expenses was flat, year over year. Earnings from operations of $334.9 million decreased 14% compared to $388.6 million in 2024, primarily driven by the net loss on revaluation of earnout liabilities of $25.3 million in 2025 compared to a net gain of $7.8 million in 2024. Adjusted earnings from operations of $504.0 million was flat, year over year compared to $502.4 million in 2024. Consolidated net earnings were $157.3 million, or 1.9% of net sales, for the full year, down 37% compared to 2024. The decrease year to year reflects higher interest expense in 2025 compared to 2024 and a net loss of $25.1 million recorded to reflect the revaluation of warrant settlement liabilities. Adjusted consolidated net earnings were $315.1 million, or 3.8% of net sales. Diluted earnings per share for the full year was $4.86, down 26%, year to year, and Adjusted diluted earnings per share was $9.87, up 2%, year over year.

"We are pleased with our fourth quarter results and the momentum in our business after a challenging year." stated Joyce Mullen, President and Chief Executive Officer. “Strong execution in our Cloud business and strong growth in our Core Services business driven by our recent acquisitions, enabled us to deliver record gross profit, gross margin and adjusted earnings from operations margin. We also delivered strong growth in adjusted earnings from operations across every geography and achieved 11% growth in adjusted diluted earnings per share.” Mullen added.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the fourth quarter of 2025 of $2.0 billion decreased 1%, year to year, when compared to the fourth quarter of 2024. Product net sales decreased 4%, year to year, and services net sales increased 11%, year over year. Software product net sales decreased 18%, year to year, while hardware product net sales increased 2%, year over year.
•Net sales in North America decreased 3%, year to year, to $1.6 billion;
◦Product net sales decreased 5%, year to year, to $1.3 billion;
◦Services net sales increased 5%, year over year, to $338.2 million;
•Net sales in EMEA increased 8%, year over year, to $343.9 million; and
•Net sales in APAC increased 15% year over year, to $60.1 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales decreased 2%, year to year, with a decrease in net sales in North America of 3%, year to year, partially offset by increases in net sales in APAC and EMEA of 15% and 1%, respectively, year over year.
•Consolidated gross profit increased 9% compared to the fourth quarter of 2024 to $478.4 million, with consolidated gross margin expanding 220 basis points to 23.4% of net sales. Product gross profit decreased 2%, year to year, and services gross profit increased 17%, year over year. Cloud gross profit increased 11%, year over year, and Insight Core services gross profit increased 16%, year over year. By segment, gross profit:
•increased 4% in North America, year over year, to $362.9 million (22.1% gross margin);
•increased 30% in EMEA, year over year, to $94.7 million (27.5% gross margin); and
•increased 22% in APAC, year over year, to $20.8 million (34.7% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 8%, year over year, with gross profit growth in EMEA, APAC and North America of 23%, 22% and 4%, respectively, year over year.
•Consolidated earnings from operations increased 47% compared to the fourth quarter of 2024 to $95.2 million, or 4.6% of net sales. By segment, earnings from operations:
•increased 51% in North America, year over year, to $79.1 million, or 4.8% of net sales;
•increased 40% in EMEA, year over year, to $10.3 million, or 3.0% of net sales; and
•increased 17% in APAC, year over year, to $5.8 million, or 9.6% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 46%, year over year, with increases in earnings from operations in North America, EMEA and APAC of 51%, 32% and 18%, respectively, year over year.
•Adjusted earnings from operations increased 13% compared to the fourth quarter of 2024 to $146.2 million, or 7.1% of net sales. By segment, Adjusted earnings from operations:
•increased 9% in North America, year over year, to $118.8 million, or 7.2% of net sales;
•increased 42% in EMEA, year over year, to $20.7 million, or 6.0% of net sales; and
•increased 20% in APAC, year over year, to $6.7 million, or 11.1% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations increased 12%, with increases in Adjusted earnings from operations in EMEA, APAC and North America of 33%, 20% and 9%, respectively, year over year.
•Consolidated net earnings and diluted earnings per share for the fourth quarter of 2025 were $52.0 million and $1.67, respectively, at an effective tax rate of 27.8%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the fourth quarter of 2025 were $91.9 million and $2.96, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share increased 10%, year over year.
Results for the Year:
•Consolidated net sales of $8.2 billion for 2025 decreased 5%, year to year, when compared to 2024.
•Net sales in North America decreased 6%, year to year, to $6.7 billion;
◦Product net sales decreased 6%, year to year, to $5.4 billion;
◦Services net sales decreased 2%, year to year, to $1.3 billion;
•Net sales in EMEA decreased 4%, year to year, to $1.4 billion; and
•Net sales in APAC increased 2%, year over year, to $237.5 million.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales decreased 6%, year to year, with decreases in net sales in EMEA and North America of 8% and 6%, year to year, respectively, partially offset by an increase in net sales in APAC of 4%, year over year.
•Consolidated gross profit was relatively flat, year to year, at $1.8 billion, with consolidated gross margin expanding 110 basis points to 21.4% of net sales. Product gross profit decreased 5%, year to year, and services gross profit increased 4%, year over year. Cloud gross profit grew 2%, year over year, and Insight Core services gross profit increased 2%, year over year. By segment, gross profit:
•decreased 3% in North America, year to year, to $1.4 billion (20.5% gross margin);
•increased 10% in EMEA, year over year, to $323.3 million (23.9% gross margin); and
•increased 1% in APAC, year over year, to $71.8 million (30.2% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was down 1%, year to year, with a decline in gross profit in North America of 2%, year to year, partially offset by gross profit growth in EMEA and APAC of 6% and 3%, respectively, year over year.
•Consolidated earnings from operations decreased 14% compared to the full year of 2024 to $334.9 million, or 4.1% of net sales. By segment, earnings from operations:
•decreased 12% in North America, year to year, to $282.3 million, or 4.2% of net sales;
•decreased 33% in EMEA, year to year, to $31.0 million, or 2.3% of net sales; and
•decreased 7% in APAC, year to year, to $21.7 million, or 9.1% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were down 14%, year to year, with decreased earnings from operations in EMEA, North America and APAC of 35%, 11% and 5%, year to year, respectively.
•Adjusted earnings from operations was relatively flat, year over year, at $504.0 million, or 6.1% of net sales. By segment, Adjusted earnings from operations:
•decreased 1% in North America, year to year, to $418.6 million, or 6.3% of net sales;
•increased 10% in EMEA, year over year, to $61.6 million, or 4.5% of net sales; and
•decreased 3% in APAC, year to year, to $23.8 million, or 10.0% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations was flat, year over year, with increased Adjusted earnings from operations in EMEA of 7%, offset by decreases of 1% in both APAC and North America, year to year.
•Consolidated net earnings and diluted earnings per share for the full year of 2025 were $157.3 million and $4.86, respectively, at an effective tax rate of 30.3%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the full year of 2025 were $315.1 million and $9.87, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share increased 2% year over year.
In discussing financial results for the quarters and years ended December 31, 2025 and 2024 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). When referring to non-GAAP measures, the Company refers to them as “Adjusted.” See “Use of Non-GAAP Financial Measures” for additional information. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In addition, the Company refers to changes in Adjusted diluted earnings per share on a consolidated basis excluding the effects of fluctuating foreign currency exchange rates. These are also considered to be non-GAAP measures. The Company believes providing this information excluding the effects of fluctuating foreign currency exchange rates provides valuable supplemental information to investors regarding its underlying business and results of operations, consistent with how the Company and its management evaluate the Company’s performance. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period. The performance measures excluding the effects of fluctuating foreign currency exchange rates should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GUIDANCE
For the full year 2026, including stock-based compensation expense, we expect Adjusted diluted earnings per share to be between $10.10 and $10.60. Beginning in 2026, our adjusted guidance will exclude stock-based compensation expense. On this basis, we expect our Adjusted diluted earnings per share will be between $11.00 to $11.50. This represents 5% growth at the midpoint compared to the 2025 Adjusted diluted EPS of $10.75, excluding stock-based compensation expense. We expect gross profit to be in the low single digits and expect that our gross margin will be approximately 21%.
This outlook assumes:
•interest and other expenses of approximately $85 million;
•an effective tax rate of 25.5% to 26.5% for the full year;
•capital expenditures between approximately $20 million and $30 million;
•an average share count for the full year of approximately 31.0 million shares.
This outlook excludes acquisition-related intangibles amortization expense of approximately $83.4 million, excludes non-cash stock based compensation expense and assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, net, no significant change in our debt instruments, and no significant change in the macroeconomic environment, whether due to tariffs or otherwise. Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2026 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 9:00 a.m. ET to discuss fourth quarter and full year 2025 results of operations. A live webcast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the webcast will be available on the Company’s web site for a limited time following the call. To access the live conference call, please register in advance using the event link on the Company's web site. Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”. Adjusted earnings from operations, Adjusted net earnings, Adjusted diluted earnings per share and Adjusted selling and administrative expenses exclude (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) gains and losses from revaluation of acquisition related earnout liabilities, (vii) certain third-party data center service outage related expenses and recoveries, (viii) impairment losses on long lived real estate assets now held for sale, and (ix) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business to help us achieve our strategic objectives including becoming a leading solutions integrator. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. Adjusted net earnings and Adjusted diluted earnings per share also exclude a net loss on revaluation of warrant settlement liabilities, as applicable. Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the period was in excess of $68.32, which was the initial conversion price of our previously outstanding convertible senior notes (the “Convertible Notes”), which matured in February 2025, as applicable. Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses, net, (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs (viii) certain acquisition and integration related expenses, (ix) gains and losses from revaluation of acquisition related earnout liabilities, (x) gains and losses from the revaluation of warrant settlement liabilities, (xi) certain third-party data center service outage related expenses and recoveries, and (xii) impairment losses on long lived real estate assets now held for sale. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage related expenses and recoveries, (vii) gains and losses from revaluation of acquisition related earnout liabilities, (viii) impairment losses on long lived real estate assets now held for sale, and (ix) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	change	2025	2024	change
Insight Enterprises, Inc.
Net sales:
Products	$1,580,146	$1,651,471	(4%)	$6,531,008	$7,015,640	(7%)
Services	$468,151	$421,194	11%	$1,716,172	$1,686,058	2%
Total net sales	$2,048,297	$2,072,665	(1%)	$8,247,180	$8,701,698	(5%)
Gross profit	$478,428	$439,638	9%	$1,761,427	$1,766,016	*
Gross margin	23.4%	21.2%	220 bps	21.4%	20.3%	110 bps
Selling and administrative expenses	$361,412	$358,487	1%	$1,385,806	$1,343,151	3%
Severance and restructuring expenses, net	$21,310	$15,967	33%	$37,131	$31,605	17%
Acquisition and integration related expenses	$485	$510	(5%)	$3,567	$2,676	33%
Earnings from operations	$95,221	$64,674	47%	$334,923	$388,584	(14%)
Net earnings	$51,954	$37,012	40%	$157,347	$249,691	(37%)
Diluted earnings per share	$1.67	$0.99	69%	$4.86	$6.55	(26%)

Sales Mix			**			**
Hardware	56%	55%	2%	56%	53%	1%
Software	21%	25%	(18%)	23%	28%	(22%)
Services	23%	20%	11%	21%	19%	2%
	100%	100%	(1%)	100%	100%	(5%)

North America
Net sales:
Products	$1,306,123	$1,379,530	(5%)	$5,391,807	$5,759,744	(6%)
Services	$338,165	$321,288	5%	$1,262,730	$1,294,836	(2%)
Total net sales	$1,644,288	$1,700,818	(3%)	$6,654,537	$7,054,580	(6%)
Gross profit	$362,936	$349,987	4%	$1,366,343	$1,401,994	(3%)
Gross margin	22.1%	20.6%	150 bps	20.5%	19.9%	60 bps
Selling and administrative expenses	$267,753	$287,118	(7%)	$1,057,139	$1,058,184	*
Severance and restructuring expenses, net	$15,804	$10,259	54%	$24,538	$23,042	6%
Acquisition and integration related expenses	$250	$214	17%	$2,394	$1,700	41%
Earnings from operations	$79,129	$52,396	51%	$282,272	$319,068	(12%)

Sales Mix			**			**
Hardware	63%	59%	3%	62%	57%	2%
Software	17%	22%	(27%)	19%	25%	(27%)
Services	20%	19%	5%	19%	18%	(2%)
	100%	100%	(3%)	100%	100%	(6%)

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	change	2025	2024	change
EMEA
Net sales:
Products	$245,985	$246,019	*	$1,011,223	$1,127,483	(10%)
Services	$97,963	$73,758	33%	$343,925	$286,614	20%
Total net sales	$343,948	$319,777	8%	$1,355,148	$1,414,097	(4%)
Gross profit	$94,675	$72,632	30%	$323,270	$293,188	10%
Gross margin	27.5%	22.7%	480 bps	23.9%	20.7%	320 bps
Selling and administrative expenses	$79,115	$59,923	32%	$280,254	$238,300	18%
Severance and restructuring expenses, net	$5,244	$5,336	(2%)	$12,046	$7,975	51%
Acquisition and integration related expenses	$—	$17	*	$—	$695	*
Earnings from operations	$10,316	$7,356	40%	$30,970	$46,218	(33%)

Sales Mix			**			**
Hardware	32%	36%	(4%)	34%	36%	(8%)
Software	40%	41%	3%	41%	44%	(12%)
Services	28%	23%	33%	25%	20%	20%
	100%	100%	8%	100%	100%	(4%)

APAC
Net sales:
Products	$28,038	$25,922	8%	$127,978	$128,413	*
Services	$32,023	$26,148	22%	$109,517	$104,608	5%
Total net sales	$60,061	$52,070	15%	$237,495	$233,021	2%
Gross profit	$20,817	$17,019	22%	$71,814	$70,834	1%
Gross margin	34.7%	32.7%	200 bps	30.2%	30.4%	(20) bps
Selling and administrative expenses	$14,544	$11,446	27%	$48,413	$46,667	4%
Severance and restructuring expenses, net	$262	$372	(30%)	$547	$588	(7%)
Acquisition and integration related expenses	$235	$279	(16%)	$1,173	$281	> 100%
Earnings from operations	$5,776	$4,922	17%	$21,681	$23,298	(7%)

Sales Mix			**			**
Hardware	17%	15%	34%	15%	15%	2%
Software	30%	35%	(2%)	39%	40%	(1%)
Services	53%	50%	22%	46%	45%	5%
	100%	100%	15%	100%	100%	2%
*    Percentage change not considered meaningful
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, webcast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those related to the impact of inflation and higher interest rates, the Company’s future financial performance and results of operations, including gross profit, Adjusted diluted earnings per share, gross margin, and Adjusted selling and administrative expenses, as well as the Company’s other key performance indicators, the Company’s anticipated effective tax rate, interest and other expenses, capital expenditures, and expected average share count, the Company’s expectations regarding cash flow, the Company’s expectations regarding supply constraints, future trends in the IT market, the effects of tariffs and trade policies, and the Company’s business strategy and strategic initiatives, all of which are inherently subject to risks and uncertainties, and some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can and do change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances including generative and agentic artificial intelligence (“AI”) and the evolving competitive marketplace;
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or a decline in market activity related to tariffs and trade policies or otherwise;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations including our expansion into the Middle East;
•supply constraints for products;
•natural disasters or other adverse occurrences, including public health issues such as pandemics or epidemics;
•disruptions in our IT systems and voice and data networks;
•cyberattacks, outages, or third-party breaches of data privacy as well as related breaches of government regulations;
•intellectual property infringement claims and challenges to our copyrights, patents, trademarks and trade names;
•potential liability and competitive risk based on the development, adoption, and use of generative and agentic AI;
•legal proceedings, client audits and failure to comply with laws and regulations;
•risks of termination, delays in payment, audits and investigations related to our public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•potential contractual disputes or collection matters with our clients and third-party suppliers;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates, including risks associated with hiring and transitioning to a new Chief Executive Officer;
•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	JAMES MORGADO
CHIEF FINANCIAL OFFICER
TEL. 480.333.3251
EMAIL james.morgado@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales:
Products	$1,580,146	$1,651,471	$6,531,008	$7,015,640
Services	468,151	421,194	1,716,172	1,686,058
Total net sales	2,048,297	2,072,665	8,247,180	8,701,698
Costs of goods sold:
Products	1,398,399	1,465,690	5,816,323	6,259,815
Services	171,470	167,337	669,430	675,867
Total costs of goods sold	1,569,869	1,633,027	6,485,753	6,935,682
Gross profit	478,428	439,638	1,761,427	1,766,016
Operating expenses:
Selling and administrative expenses	361,412	358,487	1,385,806	1,343,151
Severance and restructuring expenses, net	21,310	15,967	37,131	31,605
Acquisition and integration related expenses	485	510	3,567	2,676
Earnings from operations	95,221	64,674	334,923	388,584
Non-operating expense (income):
Interest expense, net	23,572	14,660	84,846	58,036
Other (income) expense, net	(336)	(2,237)	24,258	(2,365)
Earnings before income taxes	71,985	52,251	225,819	332,913
Income tax expense	20,031	15,239	68,472	83,222
Net earnings	$51,954	$37,012	$157,347	$249,691

Net earnings per share:
Basic	$1.68	$1.17	$5.00	$7.73
Diluted	$1.67	$0.99	$4.86	$6.55

Shares used in per share calculations:
Basic	30,988	31,769	31,494	32,286
Diluted	31,046	37,212	32,347	38,136

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$358,020	$259,234
Accounts receivable, net	5,516,984	4,172,104
Inventories	160,648	122,581
Contract assets, net	65,745	81,980
Other current assets	260,990	208,723
Total current assets	6,362,387	4,844,622

Long-term contract assets, net	53,176	86,953
Property and equipment, net	188,449	215,678
Goodwill	1,169,734	893,516
Intangible assets, net	426,237	426,493
Long-term accounts receivable	763,923	845,943
Other assets	123,466	135,373
	$9,087,372	$7,448,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$4,263,796	$3,059,667
Accounts payable – inventory financing facilities	225,035	217,604
Accrued expenses and other current liabilities	615,464	512,052
Current portion of long-term debt	8	332,879
Total current liabilities	5,104,303	4,122,202

Long-term debt	1,361,327	531,233
Deferred income taxes	70,715	64,459
Long-term accounts payable	715,494	799,546
Other liabilities	186,659	160,527
	7,438,498	5,677,967
Stockholders’ equity:
Preferred stock	—	—
Common stock	310	318
Additional paid-in capital	164,560	342,893
Retained earnings	1,520,404	1,508,558
Accumulated other comprehensive loss – foreign currency translation adjustments	(36,400)	(81,158)
Total stockholders’ equity	1,648,874	1,770,611
	$9,087,372	$7,448,578

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net earnings	$157,347	$249,691
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	106,320	98,137
Provision for losses on accounts receivable	12,927	10,038
Non-cash stock-based compensation	33,738	33,971
Net change on revaluation of earnout liabilities	25,329	(7,848)
Deferred income taxes	1,890	8,296
Net loss on revaluation of warrant settlement liabilities	25,069	—
Earnout payments in excess of acquisition date fair value	(25,451)	—
Impairment loss on long lived real estate assets	12,588	—
Amortization of debt issuance costs	4,423	5,591
Other adjustments	2,038	1,054
Changes in assets and liabilities:
Increase in accounts receivable	(1,159,735)	(656,092)
(Increase) decrease in inventories	(37,396)	54,439
Decrease in contract assets	48,884	58,433
Decrease (increase) in long-term accounts receivable	108,956	(454,887)
Decrease in other assets	3,412	16,199
Increase in accounts payable	1,047,396	825,555
(Decrease) increase in long-term accounts payable	(107,533)	441,881
Increase (decrease) in accrued expenses and other liabilities	43,625	(51,613)
Net cash provided by operating activities:	303,827	632,845
Cash flows from investing activities:
Proceeds from sale of assets	—	13,751
Purchases of property and equipment	(24,520)	(46,782)
Acquisitions, net of cash and cash equivalents acquired	(285,283)	(270,247)
Net cash used in investing activities:	(309,803)	(303,278)
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	6,021,615	4,622,416
Repayments on ABL revolving credit facility	(5,202,845)	(5,176,546)
Warrants settlement	(221,978)	—
Repayment of principal on the Convertible Notes	(333,091)	(16,895)
Net borrowings (repayments) under inventory financing facilities	6,374	(13,577)
Proceeds from issuance of senior unsecured notes	—	500,000
Payment of debt issuance costs	(6,487)	(8,652)
Repurchases of common stock	(151,118)	(200,020)
Earnout and acquisition related payments	(20,204)	(20,286)
Other payments	(9,974)	(7,711)
Net cash provided by (used in) financing activities:	82,292	(321,271)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	22,993	(17,614)
Increase (decrease) in cash, cash equivalents and restricted cash	99,309	(9,318)
Cash, cash equivalents and restricted cash at beginning of period	261,467	270,785
Cash, cash equivalents and restricted cash at end of period	$360,776	$261,467

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$95,221	$64,674	$334,923	$388,584
Amortization of intangible assets	20,874	18,597	76,768	69,581
Change in fair value of earnout liabilities	6,139	22,800	25,303	(7,849)
Transformation costs	1,879	5,388	13,083	18,355
Impairment loss on a long lived real estate asset held for sale	—	—	12,588	—
Severance and restructuring expenses, net	21,310	15,967	37,131	31,605
Acquisition and integration related expenses	485	510	3,567	2,676
Other*	317	1,477	625	(580)
Adjusted non-GAAP consolidated EFO	$146,225	$129,413	$503,988	$502,372

GAAP EFO as a percentage of net sales	4.6%	3.1%	4.1%	4.5%
Adjusted non-GAAP EFO as a percentage of net sales	7.1%	6.2%	6.1%	5.8%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$51,954	$37,012	$157,347	$249,691
Amortization of intangible assets	20,874	18,597	76,768	69,581
Change in fair value of earnout liabilities	6,139	22,800	25,303	(7,849)
Net loss on revaluation of warrant settlement liabilities	—	—	25,069	—
Transformation costs	1,879	5,388	13,083	18,355
Impairment loss on a long lived real estate asset held for sale	—	—	12,588	—
Severance and restructuring expenses, net	21,310	15,967	37,131	31,605
Acquisition and integration related expenses	485	510	3,567	2,676
Other*	317	1,477	625	(580)
Income taxes on non-GAAP adjustments	(11,018)	(10,620)	(36,377)	(25,298)
Adjusted non-GAAP consolidated net earnings	$91,940	$91,131	$315,104	$338,181

GAAP net earnings as a percentage of net sales	2.5%	1.8%	1.9%	2.9%
Adjusted non-GAAP net earnings as a percentage of net sales	4.5%	4.4%	3.8%	3.9%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.67	$0.99	$4.86	$6.55
Amortization of intangible assets	0.67	0.50	2.37	1.82
Change in fair value of earnout liabilities	0.20	0.61	0.78	(0.21)
Net loss on revaluation of warrant settlement liabilities	—	—	0.78	—
Transformation costs	0.06	0.14	0.40	0.48
Impairment loss on a long lived real estate asset held for sale	—	—	0.39	—
Severance and restructuring expenses, net	0.68	0.43	1.15	0.83
Acquisition and integration related expenses	0.02	0.01	0.11	0.07
Other*	0.01	0.05	0.02	(0.01)
Income taxes on non-GAAP adjustments	(0.35)	(0.29)	(1.12)	(0.66)
Impact of benefit from note hedge	—	0.22	0.13	0.81
Adjusted non-GAAP diluted EPS	$2.96	$2.66	$9.87	$9.68

Shares used in diluted EPS calculation	31,046	37,212	32,347	38,136
Impact of benefit from note hedge	—	(3,011)	(433)	(3,205)
Shares used in Adjusted non-GAAP diluted EPS calculation	31,046	34,201	31,914	34,931

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$79,129	$52,396	$282,272	$319,068
Amortization of intangible assets	18,697	16,820	69,124	62,377
Change in fair value of earnout liabilities	4,200	22,800	19,901	(1,419)
Transformation costs	446	5,388	7,142	18,355
Impairment loss on a long lived real estate asset held for sale	—	—	12,588	—
Severance and restructuring expenses, net	15,804	10,259	24,538	23,042
Acquisition and integration related expenses	250	214	2,394	1,700
Other	317	1,337	625	(1,146)
Adjusted non-GAAP EFO from North America segment	$118,843	$109,214	$418,584	$421,977

GAAP EFO as a percentage of net sales	4.8%	3.1%	4.2%	4.5%
Adjusted non-GAAP EFO as a percentage of net sales	7.2%	6.4%	6.3%	6.0%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$10,316	$7,356	$30,970	$46,218
Amortization of intangible assets	1,788	1,777	7,255	6,912
Change in fair value of earnout liabilities	1,939	—	5,402	(6,430)
Transformation costs	1,433	—	5,941	—
Severance and restructuring expenses, net	5,244	5,336	12,046	7,975
Acquisition and integration related expenses	—	17	—	695
Other	—	140	—	566
Adjusted non-GAAP EFO from EMEA segment	$20,720	$14,626	$61,614	$55,936

GAAP EFO as a percentage of net sales	3.0%	2.3%	2.3%	3.3%
Adjusted non-GAAP EFO as a percentage of net sales	6.0%	4.6%	4.5%	4.0%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$5,776	$4,922	$21,681	$23,298
Amortization of intangible assets	389	—	389	292
Severance and restructuring expenses, net	262	372	547	588
Acquisition and integration related expenses	235	279	1,173	281
Adjusted non-GAAP EFO from APAC segment	$6,662	$5,573	$23,790	$24,459

GAAP EFO as a percentage of net sales	9.6%	9.5%	9.1%	10.0%
Adjusted non-GAAP EFO as a percentage of net sales	11.1%	10.7%	10.0%	10.5%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA:
GAAP consolidated net earnings	$51,954	$37,012	$157,347	$249,691
Interest expense	25,706	16,960	93,125	68,272
Income tax expense	20,031	15,239	68,472	83,222
Depreciation and amortization of property and equipment	7,475	7,183	29,552	28,556
Amortization of intangible assets	20,874	18,597	76,768	69,581
Change in fair value of earnout liabilities	6,139	22,800	25,303	(7,849)
Net loss on revaluation of warrant settlement liabilities	—	—	25,069	—
Transformation costs	1,879	5,388	13,083	18,355
Impairment loss on a long lived real estate asset held for sale	—	—	12,588	—
Severance and restructuring expenses, net	21,310	15,967	37,131	31,605
Acquisition and integration related expenses	485	510	3,567	2,676
Other*	317	1,477	625	(580)
Adjusted non-GAAP EBITDA	$156,170	$141,133	$542,630	$543,529

GAAP consolidated net earnings as a percentage of net sales	2.5%	1.8%	1.9%	2.9%
Adjusted non-GAAP EBITDA as a percentage of net sales	7.6%	6.8%	6.6%	6.2%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Adjusted Consolidated Selling and Administrative Expenses:
GAAP selling and administrative expenses	$361,412	$358,487	$1,385,806	$1,343,151
Less: Change in fair value of earnout liabilities	6,139	22,800	25,303	(7,849)
Amortization of intangible assets	20,874	18,597	76,768	69,581
Transformation costs	1,879	5,388	13,083	18,355
Impairment loss on a long lived real estate asset held for sale	—	—	12,588	—
Other*	317	1,477	625	(580)
Adjusted non-GAAP selling and administrative expenses	$332,203	$310,225	$1,257,439	$1,263,644

GAAP selling and administrative expenses as a percentage of net sales	17.6%	17.3%	16.8%	15.4%
Adjusted non-GAAP selling and administrative expenses as a percentage of net sales	16.2%	15.0%	15.2%	14.5%

*
Other includes certain executive recruitment and hiring related expenses and certain third-party data center service outage related expenses and recoveries, net. Net recoveries related to third-party data center service outages were $0.2 million and $2.1 million in 2025 and 2024, respectively. Certain executive recruitment and hiring related expenses were $0.8 million and $1.5 million in 2025 and 2024, respectively.

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended December 31,
	2025	2024
Adjusted return on invested capital:
GAAP consolidated EFO	$334,923	$388,584
Amortization of intangible assets	76,768	69,581
Change in fair value of earnout liabilities	25,303	(7,849)
Transformation costs	13,083	18,355
Impairment loss on a long lived real estate asset held for sale	12,588	—
Severance and restructuring expenses, net	37,131	31,605
Acquisition and integration related expenses	3,567	2,676
Other[5]	625	(580)
Adjusted non-GAAP consolidated EFO	503,988	502,372
Income tax expense[1]	131,037	130,617
Adjusted non-GAAP consolidated EFO, net of tax	$372,951	$371,755
Average stockholders’ equity[2]	$1,639,329	$1,775,136
Average debt[2]	1,180,854	953,619
Average cash[2]	(359,051)	(296,166)
Invested Capital	$2,461,132	$2,432,589

Adjusted non-GAAP ROIC (from GAAP consolidated EFO)[3]	10.07%	11.82%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO)[4]	15.15%	15.28%
1 Assumed tax rate of 26.0%.
2 Average of previous five quarters.
3 Computed as GAAP consolidated EFO, net of tax of $87,080 and $101,032 for the twelve months ended December 31, 2025 and 2024, respectively, divided by invested capital.
4 Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
5 Other includes certain executive recruitment and hiring related expenses and certain third-party data center service outage related expenses and recoveries, net. Net recoveries related to third-party data center service outages were $0.2 million and $2.1 million in 2025 and 2024, respectively. Certain executive recruitment and hiring related expenses were $0.8 million and $1.5 million in 2025 and 2024, respectively.

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